WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801

                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE
                                                       Contact:   Mark A. Turner

January 12, 2004                                                  (302) 571-7160


             WSFS ESTABLISHES INDEPENDENT INVESTMENT MANAGEMENT FIRM


         WILMINGTON DE---WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, has announced the formation of Montchanin Capital Management, a new investment management firm to serve the needs of high net worth individuals and small-to-medium sized institutions in the Delaware area.

         Named to head the new operation is Charles Burton, who draws upon 30 years of investment experience and since 1984 was managing partner of Philadelphia Ventures, Inc., a prominent Philadelphia-based venture capital firm. In addition to serving as CEO, Mr. Burton will be a minority owner of Montchanin Capital Management.

         Additionally, Montchanin Capital Management announced an agreement, effective January 1, 2004, to acquire Cypress Capital Management, a Wilmington-based investment advisory firm serving a national clientele of high net worth individuals. Cypress, established in 1984, has been among the more successful value-style investment managers, and is one of a small number of firms to out-perform the market benchmarks over the past three and five-year periods. Richard Arvedlund, founder and president of Cypress, will continue to head the firm as part of Montchanin's ownership of Cypress. At December 31, 2003, Cypress had approximately $350 million in assets under management.

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801



         Under the terms of the agreement, Montchanin will initially purchase a majority interest in Cypress for approximately $1.2 million and will purchase the remaining interest in Cypress over the next three years at a price based on the trailing performance of the company. Montchanin plans to expand its scale and scope with acquisitions of other similar investment management firms over the next several years.

         Marvin N. Schoenhals, Chairman and President of WSFS, noted that establishing Montchanin was a key element in the Bank's strategy to provide comprehensive financial services to its growing clientele of high net worth individuals, business owners and foundations. "Now, in addition to credit and depository services, we will be in a position to offer outstanding strategic investment advice and portfolio management," he said.

         Noting that the formation of Montchanin and the acquisition of Cypress are part of a long-term strategy, Mr. Schoenhals indicated that the moves are expected to have no impact on WSFS' earnings per share in 2004, and are expected to be modestly accretive in 2005.

         WSFS Financial Corporation is a $2.2 billion financial services company based in Wilmington, Delaware. Its principal subsidiary, Wilmington Savings Fund Society, FSB, operates 23 retail banking offices in Delaware and neighboring counties in southeastern Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS REIT, Inc., and WSFS Investment Group, Inc. Additional information on the company may be obtained at www.wsfsbank.com.


                                      * * *

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801



         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                       ###